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                                                                    Exhibit 23.3


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Excel Realty Trust, Inc. on Form S-3 of our report dated January 16, 1997 on the Historical Summary of Operating Revenues and Direct Operating Expenses of the property acquired by Excel Realty Trust, Inc. for the year ended December 31, 1995.

/s/ SQUIRE & COMPANY, PC
Squire & Company, PC
Poway, California
February 4, 1997